Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C.§1350

We hereby certify that this Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof, to the best of our knowledge, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Tellium, Inc.

TELLIUM, INC.
By:	/S/ HARRY J. CARR
Harry J. Carr Chief Executive Officer

TELLIUM, INC.
By:	/S/ MICHAEL J. LOSCH
Michael J. Losch Chief Financial Officer